UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 24, 2007

The Finish Line, Inc.

(Exact name of registrant as specified in its charter)

Indiana	0-20184	35-1537210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3308 North Mitthoeffer Road Indianapolis, Indiana	46235
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 899-1022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 24, 2007, The Finish Line, Inc. (the “Company”) issued a press release regarding the filing of a suit by Genesco Inc. (“Genesco”) against the Company on September 21, 2007. As previously announced, the Company and Genesco entered into an agreement and plan of merger as of June 17, 2007 (the “merger agreement”). Also on September 24, 2007, the Company notified Genesco of Genesco’s material breach of the merger agreement relating to Genesco’s failure to comply with the Company’s requests for financial and other information and access to Genesco’s Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 hereto and a copy of the notice of breach is attached as Exhibit 99.2 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 99.1	Press release dated September 24, 2007

Exhibit 99.2	Notice of breach dated September 24, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Finish Line, Inc.

By:	/S/ KEVIN S. WAMPLER
Kevin S. Wampler
Executive Vice President, CFO and Assistant Secretary

Dated: September 24, 2007

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